Exhibit 10.3
FOURTH AMENDMENT TO LEASE
     This FOURTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of April 2, 2010 (the “Effective Date”) by and between JEPCO DEVELOPMENT COMPANY LLC, an Oregon limited liability company, as successor-in-interest to Jepco Development Company, a general partnership (“Lessor”), and LACROSSE FOOTWEAR, INC., a Wisconsin corporation (“Lessee”).
RECITALS
     A. Lessor and Lessee are parties to that certain Lease, dated as of March 14, 1994, as amended by a Lease Amendment and Option Exercise, dated as of April 17, 1998, a Second Amendment to Lease, dated as of November 24, 2008, and a Third Amendment to Lease, dated December 4, 2009 (the “Third Amendment”) (as amended, the “Lease”), pursuant to which Lessor leases to Lessee, and Lessee leases from Lessor, certain real property located at 12722 NE Airport Way in the City of Portland, Oregon and more particularly described in the Lease (the “Premises”).
     B. Pursuant to the Third Amendment, the Lease is currently set to expire on July 31, 2010.
     C. Lessor and Lessee now desire to extend the First Extended Term of the Lease to September 30, 2010 based on the terms and conditions set forth herein.
AGREEMENT
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:
i) Lease Amendments.
     (1) Additional Two-Month Extension of First Extended Term. Section 2(a) of the Lease is hereby amended to provide that the First Extended Term of the Lease shall be extended for two additional months to September 30, 2010, at which time the Lease shall terminate.
     (2) Rent For Additional Two-Month Extension Period. Lessee shall pay the same base monthly rent that it is currently paying to Lessor during the two month extension period (August 1, 2010 — September 30, 2010).
     (3) Vacating Premises Prior to September 30, 2010. Lessee shall have no obligation to move out of the Premises prior to September 30, 2010, but if Lessee voluntarily elects to vacate the Premises before September 30, 2010, then Lessor shall have the right (upon receipt of notice from Lessee that it has fully vacated the Premises) to terminate the Lease at any time thereafter and take possession of the Premises, lessee will be responsible to pay lease payments thru September 30, 2010 even if they vacate.
ii) Capitalized Terms.
     All capitalized terms used in this Amendment, which are not defined herein, shall have the same meaning as in the Lease.
iii) Miscellaneous.
     Except as set forth herein, the Lease remains in full force and effect. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart hereto.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Fourth Amendment to Lease as of the date first set forth above.

LESSEE			LESSOR

LACROSSE FOOTWEAR, INC., a Wisconsin corporation			JEPCO DEVELOPMENT COMPANY LLC, an Oregon limited liability company

By:	/s/ David P. Carlson		By:	/s/ John H. Herman

	Name:	David P. Carlson		Name:	John H. Herman
	Its:	Executive Vice President & CFO		Its:	Partner